UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2022

EVMO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39132	81-3028414
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

433 N. Camden Drive, Suite 600 Beverly Hills, California	90210
(Address of registrant’s principal executive offices)	(Zip code)

(310) 926-2643

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Resignation of Former Auditor

On January 13, 2022, AJ Robbins CPA, LLC (the “Former Auditor”) submitted a letter of resignation to the board of directors (the “Board”) and audit committee (the “Audit Committee”) of EVmo, Inc., a Delaware corporation (the “Company”). The resignation, which was effective immediately, resulted from the retirement of the managing member of the Former Auditor and the related unwinding of the business, and was not the result of a disagreement between the Company and the Former Auditor on accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the two most recently completed fiscal years or the current fiscal quarter (which disagreement, if not resolved to the satisfaction of the Former Auditor, would have caused it to make reference to the subject matter of the disagreement in connection with its reports).

During the last two completed fiscal years, the Former Auditor provided advice to the Company relating to the Company’s failure to maintain adequate internal control over financial reporting, which failure the Company has disclosed in previous periodic reports and relates to a failure to have segregation of duties relating to its assessment of disclosure controls and procedures; there were no disagreements between the Company and the Former Auditor within the meaning of Item 304(1)(iv) of Regulation S-K with respect to this material weakness. There are no other reportable events within the meaning of Item 304(1)(v) of Regulation S-K.

Further, in its reports on the financial statements of the Company for both the fiscal years ended December 31, 2019 and December 31, 2020 (the “2019 and 2020 Financial Statements”), the Former Auditor did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

Since the change in the Company’s certifying accountant was prompted by the Former Auditor’s resignation, neither the Audit Committee nor the full Board took any action to either recommend or approve this change.

We have provided the Former Auditor with a copy of the disclosure made in response to this Item 4.01 and have requested that it provide a letter addressed to the U.S. Securities & Exchange Commission (the “SEC”) confirming their agreement with the disclosure contained herein. Pursuant to our request, the Former Auditor has provided the letter attached hereto as Exhibit 16.1.

(b) Appointment of New Auditor

On January 20, 2022, the Board, acting by written consent, authorized and ratified the appointment of Gries & Associates, LLC as its new certifying accountant (the “New Auditor”), which appointment became effective upon the entry of both the Company and the New Auditor into a letter of engagement. The New Auditor will audit the Company’s financial statements for the fiscal year ended December 31, 2021.

The managing member of the New Auditor, as well as several of his employees, were previously employed by the Former Auditor. In that capacity, and since their employment with the Former Auditor ceased, they were consulted by the Company regarding the application of accounting principles to the offering of the Company’s common stock, par value $0.000001 per share, by means of a registration statement on Form S-1 that was declared effective by the SEC on December 23, 2021, which offering was completed on January 6, 2022. In addition, they were consulted by the Company as to the type of audit opinion that might be rendered of the Company’s 2019 and 2020 Financial Statements. Any written reports or oral advice regarding such principles and audit opinions provided, both before and since the New Auditor was formed, were consistent with those of the Former Auditor, as the process they employed was a collaborative one, and intended to transition audit services performed for the Company from the Former Auditor to the New Auditor early in 2022.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter of AJ Robbins CPA, LLC to the Securities & Exchange Commission dated January 20, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2022	EVMO, INC.

	By:	/s/ Stephen M. Sanchez
	Name:	Stephen M. Sanchez
	Title:	Chief Executive Officer